AS filed with the Securities and Exchange Commission on October 26, 2015

File No. 811-07038

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 28 [X]

THE MONEY MARKET PORTFOLIOS
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices (Zip Code)

(650) 312-2000
(Registrant’s Telephone Number, Including Area Code)

CRAIG S. TYLE, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young
2600 One Commerce Square
Philadelphia, Pennsylvania 19102

THE MONEY MARKET PORTFOLIOS

The U.S. Government Money Market Portfolio

(formerly, The Money Market Portfolio)

November 1, 2015

FORM N-1A, Part A:

The responses to Items 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

Investment Manager	Franklin Advisers, Inc.

Item 6. Purchase and Sale of Fund Shares

Shares of The U.S. Government Money Market Portfolio (Fund) are sold only to other investment companies. The Fund's shares are redeemable. Purchases and redemptions are processed by written request, telephone or wire transfer on any day the Fund is open for business. There are no investment minimums for the purchase of Fund shares.

Item 7. Tax Information

The Fund's distributions are generally taxable to its shareholders as ordinary income.

Item 8. Financial Intermediary Compensation

Not applicable

Item 9. Investment Objectives, Principal Investment Strategies, and Related Risks

Goal

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

Main Investment Strategies

The Fund invests at least 99.5% of its total assets in Government securities, cash and repurchase agreements collateralized fully by Government securities or cash. For purposes of this policy, “Government securities” means any securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing. The Fund intends to be a “Government money market fund,” as such term is defined in or interpreted under Rule 2a-7 under the Investment Company Act of 1940. Shareholders will be given at least 60 days’ advance notice of any change to the 99.5% policy.

The Fund uses the amortized cost method of valuation to seek to maintain a stable $1.00 share price and does not currently intend to impose liquidity fees or redemption gates on Fund redemptions. Please note, however, that the Board may reserve the ability to subject the Fund to a liquidity fee and/or redemption gate in the future, after providing prior notice to shareholders.

Government agency or instrumentality issues have different levels of credit support. U.S. government-sponsored entities, such as Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac), may be chartered by Acts of Congress, but their securities are neither issued or guaranteed by the U.S. government. Although the U.S. government has provided financial support to Fannie Mae and Freddie Mac, no assurance can be given that the U.S. government will continue to do so. Accordingly, securities issued by Fannie Mae and Freddie Mac may involve a risk of non-payment of principal and interest. Investors should remember that guarantees of timely repayment of principal and interest do not apply to the market prices and yields of the securities or to the net asset value or performance of the Fund, which will vary with changes in interest rates and other market conditions.

The Fund invests in:

U.S. government securities which may include fixed, floating and variable rate securities.

Repurchase agreements which are agreements by the Fund to buy Government securities and then to sell the securities back on an agreed upon date (generally, less than seven days) at a higher price, which reflects prevailing short-term interest rates.

Portfolio maturity and quality The Fund only buys securities that the investment manager determines present minimal credit risks. The Fund maintains a dollar-weighted average portfolio maturity of 60 days or less, and maintains a dollar-weighted average life for its portfolio of 120 days or less, and only buys securities that mature in 397 calendar days or less.

Temporary Investments

When the investment manager believes market or economic conditions are unusual or unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash. The investment manager may also hold cash when securities meeting the Fund's investment criteria are unavailable or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

Principal Risks

Interest Rate

Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, monetary policy, inflation expectations, perceptions of risk, and supply and demand of bonds. Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates. There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed or that any such policy will have the desired effect on interest rates. Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall. A rise in interest rates also has the potential to cause investors to rapidly move out of fixed-income securities, which may increase redemptions in the Fund. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer maturities. Securities with longer maturities or lower coupons or that make little (or no) interest payments before maturity tend to be more sensitive to these interest rate changes. The longer the Fund's average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price.

The Fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. A sharp and unexpected rise in interest rates could cause the Fund’s share price to drop below a dollar. However, the short maturities of the securities held in the Fund’s portfolio reduces their potential for price fluctuation. A low interest rate environment may prevent the Fund from providing a positive yield or paying Fund expenses out of current income and could impair the Fund’s ability to maintain a stable net asset value.

Credit

U.S. government investments generally have the least credit risk but are not completely free of credit risk. The Fund may incur losses on debt securities that are inaccurately perceived to present a different amount of credit risk by the market, the investment manager or the rating agencies than such securities actually do. Any downgrade of securities issued by the U.S. government may result in a downgrade of securities issued by its agencies or instrumentalities.

Income

Because the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when prevailing interest rates fall or when the Fund experiences defaults on debt securities it holds. The Fund’s income generally declines during periods of falling interest rates because the Fund must reinvest the proceeds it receives from existing investments (upon their maturity, prepayment, amortization, call or buy-back) at a lower rate of interest or return. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

U.S. Government Securities

Not all obligations of the U.S. Government, its agencies and instrumentalities are backed by the full faith and credit of the United States. Some obligations are backed only by the credit of the issuing agency or instrumentality, and in some cases there may be some risk of default by the issuer. Any guarantee by the U.S. Government or its agencies or instrumentalities of a security held by the Fund does not apply to the market value of such security or to shares of the Fund itself. A security backed by the U.S. Treasury or the full faith and credit of the United States is guaranteed only as to the timely payment of interest and principal when held to maturity.

Repurchase Agreements

A repurchase agreement exposes the Fund to the risk that the party that sells the securities may default on its obligation to repurchase them.

Risk Associated with the Fund Holding Cash

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash, which may hurt the Fund's performance.

Management

The Fund is actively managed and could experience losses if the investment manager's judgment about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund's portfolio prove to be incorrect. There can be no guarantee that these techniques or the investment manager's investment decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

More detailed information about the Fund, its policies and risks can be found in the Fund's Part B.

A description of the Fund's policies and procedures regarding the release of the portfolio holdings information is also available in the Fund's Part B.

Item 10. Management, Organization, and Capital Structure

(a) Management

(1) Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage, as of September 30, 2015, over $770 billion in assets, and have been in the investment management business since 1947.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended June 30, 2015, the investment manager agreed to limit its fee. The management fees before and after waiver were 0.15% and 0.09%.

In efforts to prevent a negative yield, the investment manager has voluntarily agreed to waive or limit its fees, assume as its own expense certain expenses otherwise payable by the Fund, and, if necessary, make a capital infusion into the Fund. These waivers, expense reimbursements and capital infusions are voluntary and may be modified or discontinued by the investment manager at any time and without further notice. There is no guarantee that the Fund will be able to avoid a negative yield.

A discussion regarding the basis for the approval of the investment management contract for the Fund is available in the Fund's annual report to shareholders for the fiscal year ended June 30.

(2) Portfolio Manager

The response to Item 5(b) has been omitted pursuant to Instruction 1 to that item.

(3) Legal Proceedings

Not applicable.

(b) Capital Stock

The Fund's shares have not been registered under the Securities Act of 1933 (1933 Act). See Item 6. There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund's shares or material obligations or potential liabilities associated with holding the Fund's shares (not including investment risks) that may expose investors to significant risks.

Item 11. Shareholder Information

(a) Pricing of Fund Shares

The Fund calculates the NAV per share each business day as of 1 p.m. Pacific time, which normally coincides with the close of trading on the New York Stock Exchange (NYSE). The Fund does not calculate the NAV on days the NYSE is closed for trading, which include New Year’s Day, Martin Luther King Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE has a scheduled early close or unscheduled early close, the Fund’s share price would still be determined as of 1 p.m. Pacific time/4 p.m. Eastern time.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(b) Purchase of Fund Shares

The Fund's shares have not been registered under the 1933 Act, which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of the Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Fund does not issue share certificates.

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(c) Redemption of Fund Shares

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will generally be made within seven days after receipt of the redemption request in proper form; however, the Fund will provide redemption proceeds within one business day of up to 10% of each shareholder's total investment in the Fund. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

  In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

  For redemptions over a certain amount, the Fund may pay redemption proceeds in securities or other assets rather than cash if the investment manager determines it is in the best interest of the Fund, consistent with applicable law.

(d) Dividends and Distributions

The Fund intends to declare income dividends from its net investment income each day that its NAV is calculated and pays them monthly. Capital gains, if any, may be paid at least annually. The Fund may distribute income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions.

(e) Frequent Purchases and Redemptions of Fund Shares

The board of trustees of the Fund has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f) Tax Consequences

Income dividends are generally subject to tax at ordinary rates. Because the Fund invests primarily in debt securities, it is expected that none of the Fund's income dividends will be qualified dividends subject to reduced rates of taxation to individuals.

Fund distributions of short-term capital gains are also subject to tax at ordinary rates. Because the Fund is a money market fund, it does not expect to realize and distribute any long-term capital gains on its investments.

Because the Fund seeks to maintain a $1.00 per share NAV, sales of its shares will not generally result in a taxable capital gain or loss for federal or state income tax purposes.

Item 12. Distribution Arrangements

(a) Sales Loads

Not applicable.

(b) Rule 12b-1 Fees

Not applicable.

(c) Additional Information on Master Feeder Funds

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). The Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

As a master fund, the Fund may have one or more funds that serve as feeder funds. Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.

The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

THE MONEY MARKET PORTFOLIOS

The U.S. Government Money Market Portfolio

(formerly, The Money Market Portfolio)

November 1, 2015

Form N-1A, Part B

Item 14. Cover Page and Table of Contents

(a) Cover Page

The Money Market Portfolios (Trust) is an open-end management investment company, commonly called a mutual fund. Currently, the Trust has one series, the shares of beneficial interest of which are available only to other investment companies. The series is The U.S. Government Money Market Portfolio (Fund). The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's Part A, referred to as the prospectus. The Fund's prospectus, dated November 1, 2015, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (1933 Act). Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

For a free copy of the current prospectus or annual report, contact the Legal Department at Franklin Templeton Investments at (800) 632-2350, extension 1123504.

Investment company shares, annuities, and other investment products:

  are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;
  are not deposits or obligations of, or guaranteed or endorsed by, any bank;
  are subject to investment risks, including the possible loss of principal.

(b) Table of Contents

Item 14. Cover Page and Table of Contents

Item 15. Fund History

Item 16. Description of the Fund and its Investments and Risks

Item 17. Management of the Fund

Item 18. Control Persons and Principal Holders of Securities

Item 19. Investment Advisory and Other Services

Item 20. Portfolio Managers

Item 21. Brokerage Allocation and Other Policies

Item 22. Capital Stock and Other Securities

Item 23. Purchase, Redemption and Pricing of Shares

Item 24. Taxation of the Fund

Item 25. Underwriters

Item 26. Calculation of Performance Data

Item 27. Financial Statements

Item 15. Fund History

The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the U.S. Securities and Exchange Commission (SEC).

Item 16. Description of the Fund and its Investments and Risks

The Fund is a diversified series of the Trust, and open-end management investment company, commonly called a Mutual Fund.

Goals, Strategies and Risks

The following information provided with respect to the Fund is in addition to that included in the Fund's prospectus.

In addition to the main types of investments and strategies undertaken by the Fund as described in the prospectus, the Fund also may invest in other types of instruments and engage in and pursue other investment strategies, which are described in this SAI. Investments and investment strategies with respect to the Fund are discussed in greater detail in the section below entitled "Glossary of Investments, Techniques, Strategies and Their Risks."

Generally, the policies and restrictions discussed in this SAI and in the prospectus apply when the Fund makes an investment. In most cases, the Fund is not required to sell an investment because circumstances change and the investment no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio investments will not be considered a violation of the restriction or limitation, with the exception of the Fund's limitations on borrowing as described herein or unless otherwise noted herein.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed without the approval of shareholders.

You could lose money by investing in the Fund. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Fund is not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government. The Fund’s sponsor has no legal obligation to provide financial support to the Fund, and you should not expect that the sponsor will provide financial support to the Fund at any time. Shares of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank.

For more information about the restrictions of the Investment Company Act of 1940 (1940 Act) on the Fund with respect to borrowing and senior securities, see “Glossary of Investments, Techniques, Strategies and Their Risks - Borrowing” below.

Fundamental Investment Policies

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

The Fund may not:

  Borrow money, except to the extent permitted by the Investment Company Act of 1940 (1940 Act), or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities and Exchange Commission (SEC).

  Act as an underwriter except to the extent the Fund or the Portfolio may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

  Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

  Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund or the Portfolio from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

  Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund or the Portfolio from (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

  Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

  Invest more than 25% of its net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies or certificates of deposit, bankers' acceptances and other similar obligations of domestic banks).

  Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of its total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund or the Portfolio, except that up to 25% of the value of its total assets may be invested without regard to such 5% and 10% limitations.1

1. The Fund or the Portfolio will be considered to have satisfied this restriction if it is in compliance with Rule 2a-7(c)(4) and (c)(6) under the 1940 Act (or any successor rule thereto).

Non-Fundamental Investment Policies

  The Fund will invest in obligations or instruments issued by banks and savings institutions with assets of at least $1 billion.

  The Fund may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion.

  The Fund may not make any new investments while any outstanding loans exceed 5% of its total assets.

  The Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

  The Fund may not invest more than 5% of its total assets (measured at the time of acquisition) in illiquid securities, as defined under applicable regulation.

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund's levels of investment. They are broadly identified with, but not limited to, the following percentages of Fund total assets:

"small portion"	less than 10%
"portion"	10% to 25%
"significant"	25% to 50%
"substantial"	50% to 66%
"primary"	66% to 80%
"predominant"	80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the prospectus or SAI will clearly identify such limitations. The percentages above are not limitations unless specifically stated as such in the Fund's prospectus or elsewhere in this SAI.

The Fund may invest in securities that are rated by various rating agencies such as Moody's Investors Service (Moody's) and Standard & Poor's Financial Services (S&P®), as well as securities that are unrated.

The following are requirements for money market fund investments, and securities and techniques used by the Fund:

Liquidity The Fund may not invest more than 5% of its total assets (measured at the time of acquisition) in illiquid securities, as defined under applicable regulation.

The Fund is required to invest at least 10% of its total assets (measured at the time of acquisition) in "daily liquid assets" and at least 30% of its total assets (measured at the time of acquisition) in "weekly liquid assets." "Daily liquid assets" are cash (including demand deposits), direct obligations of the U.S. Government and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within one business day or amounts receivable and due unconditionally within one business day on pending sales of portfolio securities. "Weekly liquid assets" are cash (including demand deposits), direct obligations of the U.S. Government, U.S. Government agency/instrumentality discount notes (without provision for the payment of interest) with remaining securities of 60 days or less, and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within five business days or amounts receivable and due unconditionally within five business days on pending sales of portfolio securities. For purposes of these two definitions, maturity is determined without “shortening” maturity to the next interest rate readjustment date, as is permitted under Rule 2a-7 under the 1940 Act.

Maturity  The Fund is required to maintain a dollar-weighted average portfolio maturity of no greater than 60 days and the Fund is required to maintain a dollar-weighted average life of no greater than 120 days. “Weighted average life” is portfolio maturity measured without reference to provisions that otherwise permit the maturity of certain adjustable rate securities to be deemed to be “shortened” to their interest rate reset dates.

Suspension of redemptions.  In the event that (a) the Fund, at the end of a business day, has invested less than 10% of its total assets in weekly liquid assets or (b) the Fund’s price per share as computed for the purpose of distribution, redemption and repurchase, rounded to the nearest 1%, has deviated from the stable price established by the Fund’s board of trustees or (c) the Fund’s board of trustees, including a majority of trustees who are not interested persons of the Fund as defined in the 1940 Act, determines that such a deviation is likely to occur, and the board of trustees, including a majority of trustees who are not interested persons of the Fund, irrevocably has approved the liquidation of the Fund, the Fund's board of trustees has the authority to suspend redemptions of Fund shares.

The following is a description of various types of securities, instruments and techniques that may be purchased and/or used by the Fund:

Borrowing The 1940 Act and the SEC's current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days excluding Sundays and holidays) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund's holdings would be disadvantageous from an investment standpoint.

If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund's net asset value, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

In addition to borrowings that are subject to 300% asset coverage and are considered by the SEC to be permitted "senior securities," the Fund is also permitted under the 1940 Act to borrow for temporary purposes in an amount not exceeding 5% of the value of its total assets at the time when the loan is made. A loan will be presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

Debt securities - general description In general, a debt security represents a loan of money to the issuer by the purchaser of the security. A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes and commercial paper are examples of debt securities and differ in the length of the issuer's principal repayment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest:

Bonds.  A bond is a debt security in which investors lend money to an entity that borrows for a defined period of time, usually a period of more than five years, at a specified interest rate.

Debentures.  A debenture is an unsecured debt security backed only by the creditworthiness of the borrower, not by collateral.

Bills.  A bill is a short-term debt instrument, usually with a maturity of two years or less.

Notes.  A note is a debt security usually with a maturity of up to ten years.

For purposes of the discussion in this SAI of the risks of investing in debt securities generally, loans or other short-term instruments, which otherwise may not technically be considered securities, are included.

Debt securities are all generally subject to interest rate, credit, income and prepayment risks and, like all investments are subject to liquidity and market risks to varying degrees depending upon the specific terms and type of security. The Fund's investment manager attempts to reduce credit and market risk through diversification of the portfolio and ongoing credit analysis of each issuer, as well as by monitoring economic developments, but there can be no assurance that it will be successful at doing so.

Illiquid securities Generally, an "illiquid security" is any security that cannot be disposed of within seven days at approximately the amount at which the Fund has valued the instrument. Illiquid securities generally include securities for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws). Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act. If registration of a security previously acquired in a private transaction is required, the Fund, as the holder of the security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. To the extent the investment manager determines there is a liquid institutional or other market for restricted securities, the Fund considers them to be liquid securities. An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed. Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The Fund's board will review on a periodic basis any determination by the investment manager to treat a restricted security as liquid. In determining whether a restricted security is properly considered a liquid security, the investment manager takes into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security). The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets. Illiquid securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid securities is that they may be more difficult to sell if the Fund wants to dispose of the security in response to adverse developments or in order to raise money for redemptions or other investment opportunities. Illiquid trading conditions may also make it more difficult for the Fund to realize a security's fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain security, issuer, or sector due to overall limitations on its ability to invest in illiquid securities and the difficulty in purchasing such securities.

Investment grade debt securities Debt securities that are rated Baa or higher by Moody's, BBB or higher by S&P, or unrated securities deemed by the Fund's investment manager to be of comparable quality, are considered to be "investment grade." Generally, a higher rating indicates the rating agency's opinion that there is less risk of default of obligations thereunder including timely repayment of principal and payment of interest. Debt securities in the lowest investment grade category may have speculative characteristics and more closely resemble high-yield debt securities than investment-grade debt securities. Lower-rated securities may be subject to all the risks applicable to high-yield debt securities and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities.

A number of risks associated with rating agencies apply to the purchase or sale of investment grade debt securities.

Mortgage-backed securities Mortgage-backed securities, also referred to as mortgage securities or mortgage-related securities, represent an ownership interest in a pool of mortgage loans, usually originated by mortgage bankers, commercial banks, savings and loan associations, savings banks and credit unions to finance purchases of homes, commercial buildings or other real estate. The individual mortgage loans are packaged or "pooled" together for sale to investors. These mortgage loans may have either fixed or adjustable interest rates. A guarantee or other form of credit support may be attached to a mortgage-backed security to protect against default on obligations.

As the underlying mortgage loans are paid off, investors receive principal and interest payments, which "pass-through" when received from individual borrowers, net of any fees owed to the administrator, guarantor or other service providers. Some mortgage-backed securities make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond).

Mortgage-backed securities are based on different types of mortgages, including those on commercial real estate or residential properties. The primary issuers or guarantors of mortgage-backed securities have historically been the Government National Mortgage Association (GNMA, or "Ginnie Mae"), the Federal National Mortgage Association (FNMA, or "Fannie Mae") and the Federal Home Loan Mortgage Corporation (FHLMC, or "Freddie Mac"). Other issuers of mortgage-backed securities include commercial banks and other private lenders. Trading in mortgage-backed securities guaranteed by a governmental agency, instrumentality or sponsored enterprise may frequently take place in the to-be-announced (TBA) forward market. See “When-issued, delayed delivery and to-be-announced transactions” below.

Ginnie Mae is a wholly-owned United States government corporation within the Department of Housing and Urban Development. Ginnie Mae guarantees the principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers). Ginnie Mae also guarantees the principal and interest on securities backed by pools of mortgages insured by the Federal Housing Administration (the "FHA"), or guaranteed by the Department of Veterans Affairs (the "VA"). Ginnie Mae's guarantees are backed by the full faith and credit of the U.S. government. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage-backed securities nor do they extend to the value of the Fund's shares which will fluctuate daily with market conditions.

Repurchase agreements Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank, broker-dealer or other counterparty and then to sell the securities back to such counterparty on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. The counterparty must transfer to the Fund's custodian, as collateral, securities with an initial market value of at least 102% (in the case of a counterparty that is a bank or broker-dealer) or 100% (if the Federal Reserve Bank of New York (FRBNY) is the counterparty) of the dollar amount paid by the Fund to the counterparty. The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price. The Fund considers repurchase agreements with the FRBNY to be U.S. Government securities for purposes of the Fund’s investment policies.

Repurchase agreements may involve risks in the event of default or insolvency of the counterparty, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., the FRBNY or banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund's investment restriction on illiquid securities.

Stripped securities Stripped securities are debt securities that have been transformed from a principal amount with periodic interest coupons into a series of zero coupon bonds, each with a different maturity date corresponding to one of the payment dates for interest coupon payments or the redemption date for the principal amount. Stripped securities are subject to all the risks applicable to zero coupon bonds as well as certain additional risks.

Like zero coupon bonds, stripped securities do not provide for periodic payments of interest prior to maturity. Rather they are offered at a discount from their face amount that will be paid at maturity. This results in the security being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities. Federal income taxes generally accrue on stripped securities each year although no cash income is received until maturity, and the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make distributions to shareholders required for U.S. tax purposes.

The riskiness of an investment in stripped securities depends on the type involved. Some stripped securities are backed by the full faith and credit of the U.S. government. Others receive an implied backing by the U.S. government as a sponsor or partner in the agency or entity issuing the stripped security. A few are secured with a guarantee from the financial institution or broker or dealer through which the stripped security is held. Others are supported only by the collateral, revenue stream or third party guarantee securing the underlying debt obligation from which zero coupon bonds were stripped. Stripped securities include: U.S. Treasury STRIPS, Stripped Government Securities, Stripped Obligations of the Financing Corporation (FICO STRIPS), Stripped Corporate Securities, and Stripped Eurodollar Obligations.

Stripped government securities are issued by the U.S. federal, state and local governments and their agencies and instrumentalities, and by "mixed-ownership government corporations." Stripped government securities vary widely in the terms, conditions and relative assurances of payment. The type of debt obligation from which the stripped government security was taken will indicate many of the risks associated with that investment. U.S. Treasury STRIPS and FICO Strips are types of stripped government securities.

U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are considered U.S. Treasury securities for purposes of the Fund's investment policies and are backed by the full faith and credit of the U.S. government. Their risks are similar to those of other U.S. government securities, although their price may be more volatile. The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system.

FICO STRIPS represent interests in securities issued by the Financing Corporation (FICO). FICO was established to enable recapitalization of the Federal Savings and Loan Insurance Corporation (FSLIC) in the 1980's. FICO STRIPS are not backed by the full faith and credit of the U.S. government but are generally treated as U.S. government agency securities. The market for FICO STRIPS is substantially smaller and, therefore, less liquid and more volatile than the market for U.S. Treasury STRIPS. A higher yield is typically offered on FICO STRIPS to compensate investors for the greater illiquidity and additional risk that the U.S. government will not meet obligations on the FICO STRIPS if FICO defaults.

U.S. government securities U.S. government securities include obligations of, or guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises. Some U.S. government securities are supported by the full faith and credit of the U.S. government. These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA). A second category of U.S. government securities are those supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations. These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise. These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC). In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government. Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future. The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund. Any downgrade of the credit rating of the securities issued by the U.S. government may result in a downgrade of securities issued by its agencies or instrumentalities, including government-sponsored entities.

When-issued, delayed delivery and to-be-announced transactions When-issued, delayed delivery and to-be-announced (TBA) transactions are arrangements under which the parties agree on the sale of securities with payment for and delivery of the security scheduled for a future time. The securities may have been authorized but not yet issued, or, in the TBA market for U.S. Government agency mortgage-backed securities, the parties agree on a price, volume, and basic characteristics of securities to be delivered on the settlement date, rather than particular securities. In addition to buying securities on a when-issued, delayed delivery or TBA basis, the Fund may also sell these securities on a TBA basis to close out an existing TBA position before the settlement date.

Entering into a when-issued, delayed delivery or TBA transaction may be viewed as a form of leverage and will result in associated risks for the Fund. To mitigate these risks, when the Fund enters into this type of transaction, it will segregate liquid assets (constituting cash, cash equivalents or other liquid portfolio securities) equal to the Fund's exposures relating to the financial instrument, as determined on a daily basis. However, the Fund does not consider the purchase and/or sale of securities on a when-issued, delayed delivery or TBA basis to be a borrowing for purposes of the Fund’s fundamental restrictions or other limitations on borrowing.

Many when-issued, delayed-delivery or TBA transactions also are subject to the risk that a counterparty may become bankrupt or otherwise fail to perform its obligations due to financial difficulties, including making payments or fulfilling other obligations to the Fund. The Fund may obtain no or only limited recovery in a bankruptcy or other organizational proceedings, and any recovery may be significantly delayed. With respect to forward settling TBA transactions involving U.S. Government agency mortgage backed securities, the counterparty risk may be mitigated by the recently adopted requirement that counterparties exchange variation margin on a regular basis as the market value of the deliverable security fluctuates.

The Fund also relies on the counterparty to complete the transaction. The counterparty’s failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Although their price typically reflects accrued interest, securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases or sales of debt securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into, or that the Fund is unable to purchase securities for delivery at the settlement date with the characteristics agreed upon at the time of the transaction.

The following is a description of the general risks associated with the Fund's investing in debt securities:

Credit Debt securities are subject to the risk of an issuer's (or other party's) failure or inability to meet its obligations under the security. Multiple parties may have obligations under a debt security. An issuer or borrower may fail to pay principal and interest when due. A guarantor, insurer or credit support provider may fail to provide the agreed upon protection. A counterparty to a transaction may fail to perform its side of the bargain. An intermediary or agent interposed between the investor and other parties may fail to perform the terms of its service. Also, performance under a debt security may be linked to the obligations of other persons who may fail to meet their obligations. The credit risk associated with a debt security could increase to the extent that the Fund's ability to benefit fully from its investment in the security depends on the performance by multiple parties of their respective contractual or other obligations. The market value of a debt security is also affected by the market's perception of the creditworthiness of the issuer.

The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk than they actually do by the market, the investment manager or the rating agencies. Credit risk is generally greater where less information is publicly available, where fewer covenants safeguard the investors' interests, where collateral may be impaired or inadequate, where little legal redress or regulatory protection is available, or where a party's ability to meet obligations is speculative. Additionally, any inaccuracy in the information used by the Fund to evaluate credit risk may affect the value of securities held by the Fund.

Obligations under debt securities held by the Fund may never be satisfied or, if satisfied, only satisfied in part.

Some securities are subject to risks as a result of a credit downgrade or default by a government, or its agencies or, instrumentalities. Credit risk is a greater concern for high-yield debt securities and debt securities of issuers whose ability to pay interest and principal may be considered speculative. Debt securities are typically classified as investment grade-quality (medium to highest credit quality) or below investment grade-quality (commonly referred to as high-yield or junk bonds). Many individual debt securities are rated by a third party source, such as Moody's or S&P to help describe the creditworthiness of the issuer.

Income The Fund is subject to income risk, which is the risk that the Fund's income will decline during periods of falling interest rates or when the Fund experiences defaults on debt securities it holds. The Fund's income declines when interest rates fall because, as the Fund's higher-yielding debt securities mature or are prepaid, the Fund must re-invest the proceeds in debt securities that have lower, prevailing interest rates. The amount and rate of distributions that the Fund's shareholders receive are affected by the income that the Fund receives from its portfolio holdings. If the income is reduced, distributions by the Fund to shareholders may be less.

Fluctuations in income paid to the Fund are generally greater for variable rate debt securities. The Fund will be deemed to receive taxable income on certain securities which pay no cash payments until maturity, such as zero-coupon securities. The Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distribution to shareholders required for U.S. tax purposes.

Interest rate The market value of debt securities generally varies in response to changes in prevailing interest rates. Interest rate changes can be sudden and unpredictable. In addition, short-term and long-term rates are not necessarily correlated to each other as short-term rates tend to be influenced by government monetary policy while long-term rates are market driven and may be influenced by macroeconomic events (such as economic expansion or contraction), inflation expectations, as well as supply and demand. During periods of declining interest rates, the market value of debt securities generally increases. Conversely, during periods of rising interest rates, the market value of debt securities generally declines. This occurs because new debt securities are likely to be issued with higher interest rates as interest rates increase, making the old or outstanding debt securities less attractive. In general, the market prices of long-term debt securities or securities that make little (or no) interest payments are more sensitive to interest rate fluctuations than shorter-term debt securities. The longer the Fund's average weighted portfolio maturity or duration, the greater the impact a change in interest rates will have on its share price. Also, certain segments of the fixed income markets, such as high quality bonds, tend to be more sensitive to interest rate changes than other segments, such as lower-quality bonds.

Prepayment Debt securities, especially bonds that are subject to "calls," such as asset-backed or mortgage-backed securities, are subject to prepayment risk if their terms allow the payment of principal and other amounts due before their stated maturity. Amounts invested in a debt security that has been "called" or "prepaid" will be returned to an investor holding that security before expected by the investor. In such circumstances, the investor, such as a fund, may be required to re-invest the proceeds it receives from the called or prepaid security in a new security which, in periods of declining interest rates, will typically have a lower interest rate. Prepayment risk is especially prevalent in periods of declining interest rates and will result for other reasons, including unexpected developments in the markets for the underlying assets or mortgages. For example, a decline in mortgage interest rates typically initiates a period of mortgage refinancings. When homeowners refinance their mortgages, the investor in the underlying pool of mortgage-backed securities (such as a fund) receives its principal back sooner than expected, and must reinvest at lower, prevailing rates.

Securities subject to prepayment risk are often called during a declining interest rate environment and generally offer less potential for gains and greater price volatility than other income-bearing securities of comparable maturity.

Call risk is similar to prepayment risk and results from the ability of an issuer to call, or prepay, a debt security early. If interest rates decline enough, the debt security's issuer can save money by repaying its callable debt securities and issuing new debt securities at lower interest rates.

The following is a description of other risks associated with the Fund's investments:

Liquidity Liquidity risk exists when particular investments are or become difficult to purchase or sell at the price at which the Fund has valued the security, whether because of current market conditions, the financial condition of the issuer, or the specific type of investment. If the market for a particular security becomes illiquid (for example, due to changes in the issuer's financial condition), the Fund may be unable to sell such security at an advantageous time or price due to the difficulty in selling such securities. To the extent that the Fund and its affiliates hold a significant portion of an issuer's outstanding securities, the Fund may also be subject to greater liquidity risk than if the issuer's securities were more widely held. The Fund may also need to sell some of the Fund's more liquid securities when it otherwise would not do so in order to meet redemption requests, even if such sale of the liquid holdings would be disadvantageous from an investment standpoint. Reduced liquidity may also have an adverse impact on a security's market value and the sale of such securities often results in higher brokerage charges or dealer discounts and other selling expenses. Reduced liquidity in the secondary market for certain securities will also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund's portfolio and thus pricing may be prone to error when market quotations are volatile, infrequent and/or subject to large spreads between bid and ask prices.

The market for certain equity or debt securities may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. For example, dealer capacity in certain fixed income markets appears to have undergone fundamental changes since the financial crisis of 2008, which may result in low dealer inventories and a reduction in dealer market-making capacity. An increase in interest rates due to the tapering of the Federal Reserve Board’s quantitative easing program and other similar central bank actions, coupled with a reduction in dealer market-making capacity, may decrease liquidity and increase volatility in the fixed income markets. Liquidity risk generally increases (meaning that securities become more illiquid) as the number, or relative need, of investors seeking to liquidate in a given market increases; for example, when an asset class or classes fall out of favor and investors sell their holdings in such classes, either directly or indirectly through investment funds, such as mutual funds.

Management The investment manager's judgments about markets, interest rates or the attractiveness, relative values or potential appreciation of particular investment strategies or sectors or securities purchased for the Fund's portfolio may prove to be incorrect, all of which could cause the Fund to perform less favorably and may result in a decline in the Fund's share price.

The investment manager selects investments for the Fund based in part on information and data that the issuers of such securities file with various government agencies or make directly available to the investment manager or that the investment manager obtains from other sources. The investment manager is not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information is not readily available. It is also possible that information on which the investment manager relies could be wrong or misleading. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal. Management risk is greater when less qualitative information is available to the investment manager about an investment.

Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund's overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund. Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics. Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund's website. In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund's Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Information concerning the Fund's portfolio holdings as well as its dollar-weighted average portfolio maturity as of the last business day of the preceding month will be posted on its website no later than five business days after the end of the month and remain posted on the website for six months thereafter. In addition, the Fund files monthly with the SEC portfolio holdings and other information about the Fund and its portfolio as of the last business day of the preceding month (or any subsequent calendar day of such month) within five business days of the end of each month. This information will be made public 60 days following month-end (and, effective April 14, 2016, will be made public upon filing).

In addition, a complete list of the Fund's portfolio holdings is generally released no sooner than 20 calendar days after the end of each calendar quarter. Commentaries and other materials that may reference specific holdings information of the Fund as of the most recent calendar quarter end are also subject to the same 20-day lag requirement. Other descriptive information, such as the Fund's top 10 holdings, may be released monthly, no sooner than five days after the end of each month. Released portfolio holdings information can be viewed at franklintempleton.com.

To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or fiduciary duties owed to Fund shareholders. The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public shall be made by the Fund's Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers, service providers to the Fund, and municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets. In addition, should the Fund process a shareholder's redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

  Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, Standard & Poor's, Vestek, and Fidelity Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end.

  Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors'/Trustees' Counsel: Schiff Hardin, LLP; Proxy Voting Services: Egan Jones Proxy Services, Glass, Lewis & Co., LLC and Institutional Shareholder Services, Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: RR Donnelley & Sons Company or GCOM Solutions, Inc.

In all cases, eligible third parties are required to execute a non-disclosure agreement. Non-disclosure agreements include the following provisions:

  The recipient agrees to keep confidential, and to limit the dissemination of, any portfolio holdings information received.

  The recipient agrees not to trade on the non-public information received, including some or all of the following: (1) agreeing not to purchase or sell any portfolio securities based on any information received; (2) agreeing not to trade against any U.S. registered Franklin or Templeton fund, including the Fund; (3) agreeing not to knowingly engage in any trading practices that are adverse to any such fund; and (4) agreeing not to trade in shares of any such fund.

  The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Several investment managers within Franklin Templeton Investments (F-T Managers) serve as investment managers to offshore funds that are registered or otherwise authorized for sale with foreign regulatory authorities. The release of portfolio holdings information for such offshore funds is excluded from the Fund's portfolio holdings release policy if such information is given to offshore banks, broker-dealers, insurance companies, registered investment managers and other financial institutions (offshore investment managers) with discretionary authority to select offshore funds on behalf of their clients. Because such offshore funds may from time to time invest in securities substantially similar to those of the Fund, there is the risk that such portfolio holdings information may be used to trade inappropriately against the Fund. To mitigate such risks, such information may only be disclosed for portfolio analytics, such as risk analysis/asset allocation, and the offshore investment manager will be required to execute a non-disclosure agreement, whereby such offshore investment manager: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information, (2) is prohibited from trading on the information received, including (a) purchasing or selling any portfolio securities based on any information received; (b) trading against any U.S. registered Franklin or Templeton fund, including the Fund; (c) knowingly engaging in any trading practices that are adverse to any such fund; and (d) trading in shares of any such fund that is substantially similar to the offshore fund, and (3) agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton. In addition, an offshore fund may release information regarding the top contributors and detractors to such fund’s portfolio performance monthly to those recipients who have executed a non-disclosure agreement containing the provisions described above, or who have confirmed electronically its agreement to such provisions. Country-specific offshore funds that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, are not subject to the restrictions imposed by the policy.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds and commingled trusts maintained by a Franklin Templeton trust company. In certain circumstances, such unregistered private funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S. registered fund, as determined by the Chief Compliance Officer or his/her designee. Under such circumstances the release of portfolio holdings information to a client or potential client of the unregistered private fund may be permissible. In circumstances where an unregistered private fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S. registered fund, such private funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor in the private fund is permissible conditioned upon such investor's execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund. Such non-disclosure agreement must provide that the investor: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor's investment in the private fund), and (2) is prohibited from trading on the information received, including (a) trading against any U.S. registered Franklin or Templeton fund, including the Fund; (b) knowingly engaging in any trading practices that are adverse to any such fund; and (c) trading in shares of any U.S. registered Franklin or Templeton fund that is managed in a style substantially similar to that of the private fund.

Some F-T Managers serve as sub-advisers to other mutual funds not within the Franklin Templeton Investments fund complex ("other funds"), which may be managed in a style substantially similar to that of a U.S. registered Franklin or Templeton fund. Such other funds are not subject to the Fund's portfolio holdings release policy. The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

In addition, some F-T Managers also serve as investment managers to separate accounts, which are subject to the Fund's policy with respect to the release of the separate account's holdings to consultants and potential clients. Separate accounts that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, however, are not subject to the restrictions imposed by the policy.

The Fund's portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund's board, and any other material amendments shall also be reviewed and approved by the board. The investment manager's compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review. The investment manager's compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17. Management of the Fund

(a) Management Information

Independent Board Members

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Harris J. Ashton (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 1992	144	Bar-S Foods (meat packing company) (1981-2010).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Mary C. Choksi (1950) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2014	119	Avis Budget Group Inc. (car rental) (2007-present), Omnicom Group Inc. (advertising and marketing communications services) (2011-present) and H.J. Heinz Company (processed foods and allied products) (1998-2006).
Principal Occupation During at Least the Past 5 Years:
Senior Advisor, Strategic Investment Group (investment management group) (August 2015); director of various companies; and formerly, Founding Partner and Senior Managing Director, Strategic Investment Group (1987-2015); Founding Partner and Managing Director, Emerging Markets Management LLC (investment management firm) (1987-2011); and Loan Officer/ Senior Loan Officer/Senior Pension Investment Officer, World Bank Group (international financial institution) (1977-1987).

Edith E. Holiday (1952) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2005	144	Hess Corporation (exploration and refining of oil and gas) (1993-present), RTI International Metals, Inc. (manufacture and distribution of titanium) (1999-present), Canadian National Railway (railroad) (2001-present), White Mountains Insurance Group, Ltd. (holding company) (2004-present) and H.J. Heinz Company (processed foods and allied products) (1994-2013).
Principal Occupation During at Least the Past 5 Years:
Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

J. Michael Luttig (1954) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2009	144	Boeing Capital Corporation (aircraft financing) (2006-2013).
Principal Occupation During at Least the Past 5 Years:
Executive Vice President, General Counsel and member of the Executive Council, The Boeing Company (aerospace company); and formerly, Federal Appeals Court Judge, U.S. Court of Appeals for the Fourth Circuit (1991-2006).

Frank A. Olson (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee		144	Hess Corporation (exploration and refining of oil and gas) (1998-2013).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Chairman of the Board, The Hertz Corporation (car rental) (1980-2000) and Chief Executive Officer (1977-1999); and Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines) (June-December 1987).

Larry D. Thompson (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee		144	Cbeyond, Inc. (business communications provider) (2010-2012), The Southern Company (energy company) (2014 - present; previously 2010-2012) and Graham Holdings Company (education and media organization) (2011-present).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (January 2015; previously 2011-2012); and formerly, Executive Vice President - Government Affairs, General Counsel and Corporate Secretary, PepsiCo, Inc. (consumer products) (2012-2014); Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (2004-2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

John B. Wilson (1959) One Franklin Parkway San Mateo, CA 94403-1906	Lead Independent Trustee	Trustee since 2007 and Lead Independent Trustee since 2008	119
Principal Occupation During at Least the Past 5 Years:
President, Staples Europe (office supplies) (2012-present); President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and formerly, Chief Operating Officer and Executive Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President – Finance and Strategy, Staples, Inc. (1992-1996); Senior Vice President – Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (consulting firm) (1986-1990).

Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Gregory E. Johnson[2] (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	161
Principal Occupation During at Least the Past 5 Years:
Chairman of the Board, Member - Office of the Chairman, Director and Chief Executive Officer, Franklin Resources, Inc.; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments; Vice Chairman, Investment Company Institute; and formerly, President, Franklin Resources, Inc. (1994-2015).

Rupert H. Johnson, Jr.[3] (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board and Trustee	Since 2013	144	None
Principal Occupation During at Least the Past 5 Years:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 43 of the investment companies in Franklin Templeton Investments.

Alison E. Baur (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2012	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Deputy General Counsel, Franklin Templeton Investments; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer - Finance and Administration	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Vice President, Franklin Templeton Services, LLC; Vice President, Franklin Advisers, Inc. and Franklin Templeton Institutional, LLC: and officer of 45 of the investment companies in Franklin Templeton Investments.

Gaston Gardey (1967) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Treasurer, U.S. Fund Administration & Reporting, Franklin Templeton Investments; and officer of 27 of the investment companies in Franklin Templeton Investments.

Aliya S. Gordon (1973) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc. and Franklin Alternative Strategies Advisers, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

Selena L. Holmes (1965) 100 Fountain Parkway St. Petersburg, FL 33716-1205	Vice President - AML Compliance	Since 2012	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director, Global Compliance Monitoring; Chief Compliance Officer, Franklin Alternative Strategies Advisers, LLC; Vice President, Franklin Templeton Companies, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

Christopher J. Molumphy (1962) One Franklin Parkway San Mateo, CA 94403-1906	President and Chief Executive Officer - Investment Management	Since 2010	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director and Executive Vice President, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 22 of the investment companies in Franklin Templeton Investments.

Kimberly H. Novotny (1972) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2013	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Associate General Counsel, Franklin Templeton Investments; Vice President, Fiduciary Trust International of the South; Vice President, Templeton Investment Counsel, LLC; Assistant Secretary, Franklin Resources, Inc.; and officer of 45 of the investment companies in Franklin Templeton Investments.

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Chief Compliance Officer	Since 2013	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director, Global Compliance, Franklin Templeton Investments; Vice President, Franklin Templeton Companies, LLC; officer of 45 of the investment companies in Franklin Templeton Investments; and formerly, Senior Associate General Counsel, Franklin Templeton Investments (2007-2013); and Secretary and Vice President, Templeton Group of Funds (2004-2013).

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Secretary	Since 2006	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 45 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2005	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 45 of the investment companies in Franklin Templeton Investments.

Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2011	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; and officer of 45 of the investment companies in Franklin Templeton Investments.

1. We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.

2. Gregory E. Johnson is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor.

3. Rupert H. Johnson, Jr. is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director and a major shareholder of Resources, which is the parent company of the Fund's investment manager and distributor.

Note 1: Rupert H. Johnson, Jr. is the uncle of Gregory E. Johnson.

Note 2: Officer information is current as of the date of this report. It is possible that after this date, information about officers may change.

Note 3: Prior to November 1, 2015, Sam Ginn ceased to be a trustee of the Trust.

(b) Leadership Structure and Board of Trustees

The Trust has a board of trustees. Each trustee will serve until that person resigns and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

Board role in risk oversight

The board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel. These reports address certain investment, valuation and compliance matters. The board also may receive special written reports or presentations on a variety of risk issues, either upon the board’s request or upon the investment manager’s initiative. In addition, the Audit Committee of the board meets regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the board receives regular written reports describing and analyzing the investment performance of the Fund. In addition, the portfolio managers of the Fund meet regularly with the boards to discuss portfolio performance, including investment risk. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally is consulted with respect to such change. To the extent that the Fund invests in certain complex securities, including derivatives, the board receives periodic reports containing information about exposure of the Fund to such instruments. In addition, the investment manager’s investment risk personnel meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives and commodities.

With respect to valuation, the Fund’s administrator provides regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value. Such reports also include information concerning illiquid securities within the Fund’s portfolio. The board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities. In addition, the Fund’s Audit Committee reviews valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year-end financial statements.

With respect to compliance risks, the board receives regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks. In accordance with SEC rules, the independent board members meet regularly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board. The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level. Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure

Seventy-five percent or more of board members consist of independent board members who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the 1940 Act. While the Chairman of the Board is an interested person, the board is also served by a lead independent board member. The lead independent board member, together with independent counsel, reviews proposed agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent board members. The lead independent board member also presides at separate meetings of independent board members held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed. It is believed such structure and activities assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications

Information on the Fund’s officers and board members appears above including information on the business activities of board members during the past five years and beyond. In addition to personal qualities, such as integrity, the role of an effective Fund board member inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations. The board believes that the specific background of each board member evidences such ability and is appropriate to his or her serving on the Fund’s board. As indicated, Harris J. Ashton and Frank A. Olson have each served as chief executive officers of New York Stock Exchange listed public corporations; Larry D. Thompson and Edith E. Holiday have legal backgrounds, including high level legal positions with departments of the U.S. government; John B. Wilson has served as chief operating officer of a New York Stock Exchange listed public corporation, as well as chief financial officer of a NASDAQ listed public corporation; J. Michael Luttig has fifteen years of judicial experience as a Federal Appeals Court Judge; Mary C. Choksi has an extensive background in asset management, including founding an investment management firm; and Gregory E. Johnson and Rupert H. Johnson, Jr. are both high ranking executive officers of Franklin Templeton Investments.

Board committees

The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Mary C. Choksi, Edith E. Holiday, J. Michael Luttig, Larry D. Thompson and John B. Wilson. The Nominating Committee is comprised of the following independent trustees of the Trust: Harris J. Ashton, Mary C. Choksi, Edith E. Holiday, J. Michael Luttig, Frank A. Olson, Larry D. Thompson and John B. Wilson.

The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board members by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.

When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at One Franklin Parkway, San Mateo, CA 94403-1906 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

During the fiscal year ended June 30, 2015, the Audit Committee met four times, the Nominating Committee met twice.

Ownership of Shares of Funds in Franklin Templeton Investments

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds (excluding committee fees) and one-third of fees received for serving as a director or trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regular board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the board members of the Trust on December 31, 2014.

Independent Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Harris J. Ashton	None	Over $100,000
Mary C. Choksi	None	None
Edith E. Holiday	None	Over $100,000
J. Michael Luttig	None	Over $100,000
Frank A. Olson	None	Over $100,000
Larry D. Thompson	None	Over $100,000
John B. Wilson	None	Over $100,000

Interested Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Rupert H. Johnson, Jr.	None	Over $100,000

(c) Compensation

The Trust currently does not pay fees to independent board members. Independent board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The following table provides the total fees paid to independent board members by Franklin Templeton Investments.

Name	Total Fees Received from Franklin Templeton Investments ($)[1]	Number of Boards in Franklin Templeton Investments on which Each Serves[2]
Harris J. Ashton	493,000	41
Mary C. Choksi	87,750	27
Sam Ginn[3]	303,000	N/A
Edith E. Holiday	538,000	41
J. Michael Luttig	515,000	41
Frank A. Olson	515,000	41
Larry D. Thompson	660,000	41
John B. Wilson	400,000	27

1. For the calendar year ended December 31, 2014.

2. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

3. Resigned April 30, 2015.

Independent board members are reimbursed for expenses incurred in connection with attending board meetings and such expenses are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d) Sales Loads

Not applicable

(e) Codes of Ethics

The Fund and its investment manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its investment manager will be governed by the code of ethics. The code of ethics is on file with, and available from, the SEC.

(f) Proxy Voting Policies and Procedures

Not applicable

Item 18. Control Persons and Principal Holders of Securities

(a) Control Persons

As of October 1, 2015, the following shareholders owned more than 25% of the Fund's shares that were issued and outstanding:

Name and Address	Percentage (%)
IFT Money Market Portfolio 10600 White Rock Road Ranch Cordova, CA 95670-6032	88.00

(b) Principal Holders

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

(c) Management Ownership

As of October 1, 2015, the officers and Board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The Board members may own shares in other funds in Franklin Templeton Investments.

Item 19. Investment Advisory and Other Services

(a) Investment Advisers

Investment manager and services provided

The Fund's investment manager is Franklin Advisers, Inc. The investment manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson (former Chairman and Director of Resources) and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The investment manager also selects the brokers who execute the Fund's portfolio transactions. The investment manager provides periodic reports to the board, which reviews and supervises the investment manager's investment activities. To protect the Fund, the investment manager and its officers, directors and employees are covered by fidelity insurance.

The investment manager and its affiliates manage numerous other investment companies and accounts. The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund. Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages.

Management fees

The Fund pays the investment manager a fee equal to an annual rate of 0.15% of the value of the Fund's average daily net assets.

The fee is calculated at the close of business each day according to the terms of the management agreement. For the last three fiscal years ended June 30, the Fund paid the following management fees:

Management Fees Paid($)[1]
2015	21,208,751
2014	16,829,587
2013	22,547,631

1. For the fiscal years ended June 30, 2015, 2014 and 2013, the management fee, before any advance waiver, totaled $35,158,482, $30,881,944 and $27,310,322, respectively.

(b) Principal Underwriter

Not applicable

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable

(d) Service Agreements

Not applicable

(e) Other Investment Advice

Not applicable

(f) Dealer Reallowances

Not applicable

(g) Rule 12b-1 Plans

Not applicable

(h) Other Service Providers

Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 33030, St. Petersburg, FL 33733-8030.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Custodian

The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004, is the Fund's independent registered public accounting firm. The independent registered public accounting firm audits the financial statements included in the Fund's Annual Report to shareholders.

Item 20. Portfolio Managers

Not Applicable

Item 21. Brokerage Allocation and Other Policies

Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services do not reduce the investment manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

For the fiscal years ended June 30, 2015, 2014 and 2013, the Fund did not pay any brokerage commissions.

As of June 30, 2015, the Portfolio owned securities issued by Wells Fargo Brokerage Services, LLC valued in the aggregate of $18,000,847.

Except as noted, neither the Fund nor the Portfolio owned any securities issued by their regular broker-dealers as of the end of the fiscal year.

Item 22. Capital Stock and Other Securities

The Trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval.

Item 23. Purchase, Redemption and Pricing of Shares

Pricing Shares  The valuation of the Fund's portfolio securities, including any securities set aside on the Fund's books for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Fund computed as described above may tend to be higher than a like computation made by the Fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Fund would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the Fund would receive less investment income. The opposite would be true in a period of rising interest rates.

The Fund's use of amortized cost, which helps the Fund maintain a $1.00 share price, is permitted by a rule adopted by the SEC.

The board has established procedures designed to stabilize, to the extent reasonably possible, the Fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the Fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

Redemptions in kind  The Fund has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash.

Item 24. Taxation of the Fund

Distributions of net investment income. The Fund receives income generally in the form of interest on its investments. The Fund may also earn taxable income from temporary investments, the discount on stripped obligations or their coupons, income from securities loans or other taxable transactions, ordinary income from the sale of market discount bonds and net short-term capital gains from the sale or other disposition of its portfolio securities. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to the shareholders. This income will be taxable as ordinary income. Because the Fund is a money fund, it does not anticipate realizing any long-term capital gains.

Information on the tax character of dividends The Fund will inform you of the amount of your dividends at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. Dividends declared in December but paid in January are taxable to you as if paid in December.

Investments in foreign securities The following paragraphs describe tax considerations that are applicable to the Portfolio's investments in foreign securities that may be passed through to the Fund.

Foreign income tax.  Investment income received by the Portfolio from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Portfolio. The United States has entered into tax treaties with many foreign countries, which entitle the Portfolio to a reduced rate of, or exemption from, tax on such income. Some countries require the filing of a tax reclaim or other forms to receive the benefit of the reduced tax rate; whether or when the Portfolio will receive the tax reclaim is within the control of the individual country. Information required on these forms may not be available such as shareholder information; therefore, the Portfolio may not receive the reduced treaty rates or potential reclaims. Other countries have conflicting and changing instructions and restrictive timing requirements which may cause the Portfolio not to receive the reduced treaty rates or potential reclaims. Other countries may subject capital gains realized by the Portfolio on sale or disposition of securities of that country to taxation. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested in various countries is not known. Under certain circumstances, and if the Fund qualifies, the Fund may elect to pass-through the foreign taxes paid by the Portfolio as foreign tax credits to the Fund’s shareholders, although it reserves the right not to do so.

Effect of foreign debt investments and hedging on distributions.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to the Fund as ordinary income, and any losses reduce the Fund's ordinary income otherwise available for distribution to the shareholders of the Fund.

Either or both of these treatments could increase or decrease the Fund's ordinary income distributions.

Election to be taxed as a regulated investment company The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions would be taxed as ordinary income dividends to the extent of the Fund's earnings and profits.

Excise tax distribution requirements To avoid federal excise taxes, the Fund intends to declare and pay out its income currently, but can give no assurances that its distributions will be sufficient to eliminate all federal excise taxes.

Sales of Fund shares Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. However, to the extent that the Fund is able to maintain a stable $1.00 share price, no gain or loss will result from such sales or exchanges.

Qualified dividends and the corporate dividends-received deduction Because the income of the Fund is primarily derived from investments earning interest rather than dividend income, generally none of its income dividends will be qualifying dividend income or dividends eligible for the corporate dividends-received deduction.

Investment in complex securities The Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. In order to generate sufficient cash to make these distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to the shareholders.

Item 25. Underwriters

Not Applicable

Item 26. Calculation of Performance Data

Not Applicable

Item 27. Financial Statements

The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to shareholders, for the fiscal year ended June 30, 2015, are incorporated herein by reference.

THE MONEY MARKET PORTFOLIOS

File No. 811-07038

PART C

OTHER INFORMATION

Item 28. Exhibits. The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

(a)	Agreement and Declaration of Trust

(i)

Amended and Restated Agreement and Declaration of Trust dated May 21, 2007 of The Money Market Portfolios

Filing: Amendment No. 18 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 26, 2007

(ii)

Certificate of Amendment of Agreement and Declaration of Trust dated October 21, 2008 of The Money Market Portfolios

Filing: Amendment No. 21 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: May 28, 2010

(b)	By-Laws

(i) Amended and Restated By-Laws dated May 21, 2007 of The Money Market Portfolios Filing: Amendment No. 18 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 26, 2007

(c)	Instruments Defining Rights of Security Holders

(i) Amended and Restated Agreement and Declaration of Trust
(a) Article III, Shares
(b) Article V, Shareholders’ Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions: Section 4
(e) Article X, Miscellaneous: Section 4

(ii) Amended and Restated By-Laws
(a) Article II, Meetings of Shareholders
(b) Article VI, Records and Reports: Section 1, 2 and 3
(c) Article VII, General Matters: Section 3, 4, 6 and 7
(d) Article VIII, Amendment: Section 1

(iii) Part B, Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992

Filing: Amendment No. 6 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 31, 1995

(ii) Amendment dated August 1, 1995 to the Management Agreement dated August 27, 1992 Filing: Amendment No. 7 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 30, 1996

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i)

Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1996

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

Filing: Amendment No. 8 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1997

(iii) Amendment dated February 27, 1998 to Master Custody Agreement dated February 26, 1996 Filing: Amendment No. 10 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 30, 1999

(iv) Amendment dated September 24, 2015, to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(v)

Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1996

(vi) Amendment dated September 24, 2015, to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(h)	Other Material Contracts

(i)

Amended and Restated Transfer Agent and Shareholder Services Agreement between the Registrant and Franklin Templeton Investor Services, LLC dated June 1, 2014

Filing: Amendment No. 27 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 24, 2014

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

(i) Letters of Understanding dated July 22, 1992 Filing: Amendment No. 6 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 31, 1995

(m)	Rule 12b-1 plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

(i) Code of Ethics dated May 1, 2013 Filing: Amendment No. 27 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 24, 2014

(q)	Power of Attorney

(i) Power of Attorney dated June 13, 2013 Filing: Amendment No. 26 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 25, 2013

(ii) Power of Attorney dated October 1, 2014 – Mary C. Choksi Filing: Amendment No. 27 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 24, 2014

Item 29.  Persons Controlled by or Under Common Control with Registrant

None

Item 30.  Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Locations of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Trust at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder services agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA  95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertaking

      Not Applicable

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 23rd day of October, 2015.

THE MONEY MARKET PORTFOLIOS

(Registrant)

By:  /s/Karen L. Skidmore

Karen L. Skidmore

Vice President and Secretary

THE MONEY MARKET PORTFOLIOS

REGISTRATION STATEMENT

EXHIBIT INDEX

The following exhibits are attached:

EXHIBIT NO.	DESCRIPTION	LOCATION
EX-99.(g)(iv)	Amendment dated September 24, 2015, to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(g)(vi)	Amendment dated September 24, 2015, to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached